Exhibit 99.2

LEGATO SYSTEMS, INC.

SPECIAL MEETING OF STOCKHOLDERS

OCTOBER 20, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF LEGATO SYSTEMS, INC.

The undersigned stockholder of Legato Systems, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated September 12, 2003, and, revoking all prior proxies, hereby appoints David B. Wright and Andrew J. Brown, each with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of Legato Systems, Inc. to be held at 3210 Porter Drive, Palo Alto, California, at 10:00 a.m. on October 20, 2003, and at any adjournment or postponement thereof, on the matters set forth in this form of proxy and described in the Proxy Statement/Prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

1.	To approve and adopt the merger agreement and the merger of Eclipse Merger Corporation, a wholly owned subsidiary of EMC Corporation, with and into Legato Systems, Inc.:

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

2.	To authorize Legato’s Board of Directors or its chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve and adopt the merger agreement and the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Proxy cards properly executed and returned without direction will be voted “FOR” the proposals. In their sole discretion, Messrs. Wright and Brown are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

Signature must be that of the stockholder himself or herself. If shares are held jointly, each stockholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Dated , 2003	IMPORTANT: Please insert date.

INDIVIDUAL OR JOINT HOLDER:	Signature — Please write legibly

Signature

Print Name Here

Signature (if held jointly)

Print Name Here

CORPORATE OR PARTNERSHIP HOLDER:

Company Name

By:

Its: